Exhibit 23    Consents of Independent Public Accountants

G. BRAD BECKSTEAD
Certified Public Accountant
                                                330 E. Warm Springs
                                                Las Vegas, NV 89119
                                                       702.528.1984
                                                425.928.2877 (efax)





February 19, 2002


I have issued my report dated November 14, 2001, accompanying the financial statements of Media and Entertainment.com, Inc. on Form 10-QSB/A for the period of April 27, 2000 (inception date) through September 30, 2001.
I hereby consent to the incorporation by reference of said report in the Quarterly Report of Media and Entertainment.com, Inc. on Form 10-QSB/A (File No. 000-32231, originally filed December 4, 2001.

Signed,

/s/G. Brad Beckstead, CPA
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G. Brad Beckstead, CPA